EXHIBIT 99.4






                                SECOND AMENDMENT
                                       TO
                  CONDITIONAL RELEASE AND TERMINATION AGREEMENT


          This Second Amendment to Conditional Release and Termination Agreement (the "Second Amendment") is made as of January 2, 2003, by and between Lakes Entertainment, Inc., a Minnesota corporation, f/k/a Lakes Gaming, Inc. ("Lakes"), and BounceBackTechnologies.com, Inc. f/k/a Casino Resource Corporation, a Minnesota corporation ("BBT").



                                   BACKGROUND
                                   ----------

A. Lakes and BBT executed that certain Memorandum of Understanding, dated as of December 29, 1998 (the "Memorandum"), pursuant to which they each evidenced their intention to negotiate in good faith towards the execution of a joint venture agreement, on the terms and subject to the conditions set forth in the Memorandum. The joint venture intended to seek to obtain an Indian Gaming Management and Development Agreement (the "Management Agreement") with the Pokagon Band of Potawatomi Indians (the "Tribe"), for planned casinos in Michigan and Indiana.

B. It was the understanding of the parties that the Tribe might be amenable to awarding the Management Agreement to Lakes if BBT terminated its affiliation with Lakes in their proposed joint venture with respect to the Management Agreement. Based on this understanding, the parties entered into a Conditional Release and Termination Agreement dated May 20, 1999 (the "Termination Agreement").

C. To comply with certain requirements of the Tribe, Lakes and BBT amended the Termination Agreement to fix the payments from Lakes to BBT in full satisfaction of Lakes' financial obligations to BBT under the Memorandum and Termination Agreement. As such, the parties entered into an Amendment to Conditional Release and Termination Agreement dated July 1, 1999 (the "First Amendment").

D. In order to clarify the intention of the parties to accelerate payments in the event of a buyout of the Management Agreement, Lakes and BBT have determined to further amend the Termination Agreement as set forth herein.

E. Each capitalized term not otherwise defined in this Second Amendment will have the meaning given to such term in the Termination Agreement.

                                    AGREEMENT
                                    ---------


          The parties, intending to legally bound, hereby agree as follows:

1. Lakes acknowledges and agrees that notwithstanding anything in the Termination Agreement, as amended, conditioning payments to BBT on Lakes or an affiliate being and continuing to be the manager of the casino, in the event that the Tribe elects to buyout the Management Agreement from Lakes (as provided for in the Management Agreement), all remaining payments to BBT under the Termination Agreement, as amended, will be and become immediately due and payable; provided, however, (a) such payments to BBT shall only be due and payable to the extent of payments actually received by Lakes from the Tribe, and
(b) such payments shall be subject to the greater of the discount applied by the Tribe to its payments to Lakes, or the discount provided in Section 5.6 of the First Amendment.

2. The Termination Agreement, as amended by the First Amendment and this Second Amendment, is ratified, approved and confirmed.

3. This Second Amendment and the Termination Agreement, as amended, contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes any inconsistent provisions in the Termination Agreement, the First Amendment or the Memorandum.

4. This Second Amendment will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5. Both parties represent and warrant that they are duly authorized by their respective board of directors to execute this Second Amendment.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.

                                     LAKES ENTERTAINMENT, INC.


                                     By:      /s/ Lyle Berman, CEO
                                          --------------------------------------
                                          Lyle Berman, CEO



                                     BOUNCEBACKTECHNOLOGIES.com, INC.


                                     By:      /s/ Jack Pilger
                                          --------------------------------------
                                          Jack Pilger, CEO


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